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                                                                     EXHIBIT 11


               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES
             COMPUTATION OF PRIMARY AND DILUTED EARNINGS PER SHARE
                    (In thousands, except per share amounts)


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
                                                                                                  Three months ended
                                                                                                       March 31,
                                                                                                  -------------------
                                                                                                   1999        1998
                                                                                                  -------     -------
                                                                                                             (Restated)
Net earnings, basic basis                                                                         $19,767     $16,680
Plus:  Impact of assumed conversion of the LYONs, net of applicable income taxes                      263         624
                                                                                                  -------     -------
Diluted earnings                                                                                  $20,030     $17,304
                                                                                                  =======     =======

Weighted average shares outstanding during the period, basic basis                                 30,767      26,892
Plus:  Common stock equivalent shares assumed from conversion of options                            1,223       1,749
       Common stock equivalent shares assumed from conversion of LYONs                              1,433       3,938
                                                                                                  -------     -------
Weighted average shares outstanding during the period, diluted basis                               33,423      32,579
                                                                                                  =======     =======
Basic earnings per share                                                                          $   .64     $   .62
                                                                                                  =======     =======
Diluted earnings per share                                                                        $   .60     $   .53
                                                                                                  =======     =======

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